CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is dated as of the 1st day of January, 2006, by and between William E. Lane ("Lane") and AABB, Inc., a Nevada corporation ("Company").

RECITAL:

The Company desires to retain Lane and Lane desires to provide services upon the terms and conditions of this Agreement.

AGREEMENT:

1.  Engagement.

         1.1.  Consulting Services. Under the terms of this Agreement, the Company hereby engages Lane and Lane accepts such engagement, on a "best efforts" basis, to assist the Company in identifying potential merger and acquisition candidates; arranging and participating in meetings with such parties; developing business and marketing plans, financial models and strategies; providing strategic and financial planning to formulate and achieve business plan objectives; developing and organizing due diligence materials; and providing other similar consulting services.

         1.2.  Limitation of Services. The Company acknowledges and agrees that all compensation to be paid to Lane hereunder shall be in consideration for only bona fide consulting services.

1.2.1.  No Broker-Dealer Services. Neither Lane nor any agent or employee of Lane is a registered broker/dealer and Lane is not being retained to offer or sell any securities of the Company. Lane's participation in the actual offer, placement or sale of any securities of the Company shall be limited to that of an advisor to the Company. The Company acknowledges and agrees that the solicitation and consummation of any offer, placement or sale of the Company's securities shall be handled by the Company or by one or more NASD member firms engaged by the Company for such purpose. Lane is not vested with authority, and shall not be required, to participate in any negotiations relating to the placement or sale of securities. No fees or other remuneration paid pursuant hereto shall relate to commissions for the placement or sale of securities, and the fees due hereunder are not contingent on the placement or sale of securities.

2.  Compensation to Lane. The Company shall pay to Lane a “Consulting Fee” of 570,000 shares of the Company’s common stock. The Consulting Fee shall be deemed earned and payable upon the execution of this Agreement.

3.  No Obligation to Consummate Transactions. The Company shall not be obligated to enter into any transaction which may be presented to it by Lane and Lane shall have no authority to make any representations on behalf of the Company or to otherwise bind the Company in any manner whatsoever. If the Company elects to consummate a transaction presented to it by or as a result of the efforts of Lane, the final terms of the transaction shall be subject to negotiation by the Company and its legal counsel.

4.  Cooperation of Parties. Each party shall cooperate with the other (and their respective employees, attorneys and agents) with respect to any due diligence required by the Company, the preparation of any business and marketing plans, financial models and strategies, and in the preparation of any related documentation as may be required as a result of Lane's services hereunder. The Company further agrees to furnish Lane such information with respect to the Company and access to such Company personnel and representatives, including the Company's auditors and legal counsel, as Lane may request in order to permit Lane to provide his services hereunder.

5.  Representations and Warranties of the Company. The Company represents and warrants to Lane that (a) to the best of the Company's officers' knowledge and belief, any information furnished or to be furnished to Lane for use in any business or marketing plans, financial models or strategies, or otherwise in providing his consulting services hereunder will contain no untrue statement of any material fact nor omit to state any material fact necessary to make the information furnished not misleading, except to the extent subsequently corrected prior to the date of use of such information with third parties, (b) that if the circumstances or facts relating to information or documents furnished to Lane change at any time subsequent to the furnishing of such document or information to Lane and prior to the date of the consummation of any transaction, the Company will inform Lane promptly of such changes and forthwith deliver to Lane documents or information necessary to ensure the continued accuracy and completeness of all information and documents previously furnished, and (c) that this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

6.  Representations and Warranties of Lane. Lane represents to the Company that during the term of this Agreement that (a) neither he nor his employees or agents, to the best of Lane's knowledge and belief, will make any untrue statement of material fact in connection with any consulting services, and (b) to the best of Lane's knowledge and belief, all actions taken by him and his employees and agents on behalf of the Company, in connection with any consulting services, will be conducted in compliance with all applicable state and federal laws.

7.  Indemnification of Lane. The Company will indemnify Lane against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, any legal or other expenses incurred in connection with investigating, preparing to defend or defending against any action, claim, suit or proceeding, whether commenced or threatened and whether or not Lane is a party thereto, or in appearing or preparing for appearance as a witness), based upon, relating to or arising out of or in connection with advice or services rendered or to be rendered pursuant to this Agreement, the transaction contemplated thereby or Lane's actions or inactions in connection with any such advice, services or transaction (including, but not limited to, any liability arising out of (i) any misstatement or alleged misstatement of a material fact in any materials provided by the Company to Lane or a third party introduced by Lane and (ii) any omission or alleged omission from any materials provided by the Company to Lane or a third party introduced by Lane, including, without limitation of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading), except to the extent that any such loss, claim, damage, liability, cost or expense results solely from the gross negligence or bad faith of Lane in performing the services which are the subject of this Agreement.

If for any reason the foregoing indemnification is unavailable to Lane or insufficient to hold him harmless, then the Company shall contribute to the amount paid or payable by Lane as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company and its stockholders on the one hand and Lane on the other hand, or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company and Lane, as well as any relevant equitable considerations; provided, however, that, to the extent permitted by applicable law, Lane shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received from the Company in connection with the engagement. No person guilty of fraudulent misrepresentation (as such term has been interpreted under Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Relative benefits to Lane, on the one hand, and the Company and its stockholders, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Company or its stockholders, as the case may be, pursuant to the Business Combination, whether or not consummated, contemplated by the engagement bears to (ii) all fees paid to Lane by the Company in connection with the engagement. Lane shall not have any liability to the Company in connection with the engagement, except to the extent of his gross negligence or willful misconduct.

The Company also agrees to promptly upon demand reimburse Lane for his legal and other expenses reasonably incurred by him in connection with investigating, preparing to defend, or defending any lawsuits, investigations, claims or other proceedings in connection with any matter referred to in or otherwise contemplated by this Agreement; provided, however, that in the event a final judicial determination is made to the effect that Lane is not entitled to indemnification hereunder, Lane will remit to the Company any amounts that have been so reimbursed.

The Company shall not be liable for any settlement of any action, claim, suit or proceeding (or for any related losses, damages, liabilities, costs or expenses) if such settlement is effectuated without its written consent, which shall not be unreasonably withheld. The Company further agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not Lane is a party therein) unless the Company has obtained an unconditional release of Lane from all liability arising therefrom. The reimbursement, indemnity and contribution obligations of the Company set forth in this Agreement shall be in addition to any liability which the Company may otherwise have to Lane, and shall be in addition to any other rights which Lane may have at common law or otherwise. The provisions of this Section 7 shall survive any termination of this Agreement.

8.  Term and Termination of Agreement. This Agreement shall remain in full force and effect for a term of twelve (12) months from the date hereof.

9.  Relationship of the Parties. The parties agree the relationship between them contemplated by this Agreement is that Lane is an independent contractor of the Company. Lane shall not be responsible for the preparation or accuracy of any financial and business information provided by the Company to or for the use of any third party. Lane and his affiliates shall have no liability with respect to actions taken by or decisions made by the Company in reliance on introductions made by Lane hereunder. The Company shall keep Lane apprised of all communications and correspondence with any third party introduced by Lane. The Company acknowledges that Lane and his affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Lane in conducting such business with respect to others, or in rendering such advice to others, including to others engaged in business activities similar to the Company, except as such advice may relate to matters relating to the Company's business and that might compromise confidential information delivered by the Company to Lane. Lane shall be obligated to devote only such of his time and attention to the services provided hereunder as he deems necessary or appropriate in his sole discretion.

10.  Obligations Limited. Lane shall have no obligation to make any independent verification of the accuracy or completeness of any information provided to him in the course of his engagement hereunder and shall have no liability in regard thereto.

11.  Confidentiality of Advice; Publicity. Except as otherwise provided in this paragraph, any written or other advice rendered by Lane pursuant to his engagement hereunder is solely for the use and benefit of the Company and shall not be publicly disclosed in whole or in part, in any manner or summarized, excerpted from or otherwise publicly referred to or made available to third parties, other than representatives and agents of the Company who also shall not disclose such information, in each case, without Lane's prior approval, unless in the opinion of counsel and after consultation with Lane, such disclosure is required by law. In addition, Lane may not be otherwise publicly referred to without his prior written consent.

12.  Miscellaneous. Nothing in this Agreement shall be interpreted as creating a partnership or joint venture. Neither party to this Agreement shall be entitled to transfer or assign any of its rights or obligations hereunder without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The parties each acknowledge they have had the opportunity to consider the terms of this Agreement with their respective legal counsel and have either obtained the advice of legal counsel in connection with their execution hereof or do hereby expressly waive their right to seek such legal counsel in connection with this transaction. THIS AGREEMENT SHALL BE INTERPRETED IN ACCORDANCE WITH ITS TERMS AND OTHERWISE IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA. THE ABILITY TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR OBTAIN ANY REMEDY WITH RESPECT HERETO MAY BE BROUGHT IN THE SUPERIOR COURT FOR MARICOPA COUNTY, ARIZONA.  This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings, representations and statements, if any, whether oral or written, with respect to the subject matter hereof. No modifications of this Agreement shall be valid or binding upon the parties unless made in writing and signed on behalf of each party hereto by its authorized representative. The headings used in this Agreement have been inserted for convenience only and are not to be considered in interpreting the meaning of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have signed this Agreement.

"LANE"

/s/ William E. Lane
William E. Lane

"COMPANY"
AABB, Inc., a Nevada corporation

By: /s/ Jason Pratte
Its: President